INDEPENDENT AUDITORS'CONSENT



We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 17, 2004, relating to the consolidated financial statements of Anmore, Inc.

We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

JEWETT SCHWARTZ AND ASSOCIATES

/s/ Jewett Schwartz and Associates




Hollywood, Florida
October 14, 2004